UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company ” or “AJRD”) approved the following:  (i) cash incentive awards to its named executive officers and other key employees for fiscal 2015; (ii) the fiscal 2016 base salaries for the Company’s named executive officers to be effective April 1, 2016; (iii) achievement of the performance objectives of the Company’s 2013 Long-Term Incentive Program (the “2013 LTIP”) for eligible employees of the Company including certain of the named executive officers; (iv) discretionary awards for certain employees, including certain of the named executive officers; and (v) a change to Mr. Schumacher’s title from Vice President, Business Relations to Vice President, Washington Operations.

The table below summarizes the fiscal 2015 incentive awards.  In addition, for those named executive officers with changes to fiscal 2016 base salaries, effective April 1, 2016, or fiscal 2016 long term incentive compensation target percentages, the approved amounts are also included in the table below:

Named Executive Officer	Title	Fiscal 2015 Incentive Award	Fiscal 2016 Annual Base Salary	Fiscal 2016 Long Term Incentive Compensation Target Percentage
Eileen P. Drake	Chief Executive Officer and President	$574,587
Kathleen E. Redd	Vice President, Chief Financial Officer and Assistant Secretary	$289,512	$429,154
Christopher C. Cambria	Vice President, General Counsel and Secretary	$138,969	$361,962
John D. Schumacher	Vice President, Washington Operations	$191,237	$338,270
Mark A. Tucker	Chief Operating Officer	$256,536	$436,800	125%

The annual cash incentive program is intended to provide a competitive level of compensation when specific individual and/or business performance objectives are achieved. The fiscal 2015 incentive awards were based on an assessment of actual performance against pre-established Company and business segment performance objectives specified in the Company’s fiscal 2015 annual cash incentive plan. The performance objectives as outlined in the fiscal 2015 annual cash incentive plan included contract profit, cash flow, awards, and personal factors as defined therein, each of which were weighted differently.

The 2013 LTIP Performance-Based Grants for Mr. Cambria, Schumacher and Ms. Redd vested at 0% based on an assessment of actual performance against pre-established fiscal 2015 economic value added targets.  Ms. Drake and Mr. Tucker were not participants in the 2013 LTIP grant.

In recognition of Ms. Redd’s focus on the implementation of Project Connect; the work done to finalize the sale of the Hillsborough land; and her efforts on the financing strategy for the Competitive Improvement Plan, and Mr. Schumacher’s work advancing the AR1 engine program, a discretionary cash award was approved in the amount of $200,000 and $105,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary